UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7190	65-0854631
(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street

Pompano Beach, Florida 33069

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 1.01.

Entry into a Material Definitive Agreement

Effective August 28, 2009, Imperial Industries, Inc. (as guarantor) and its principal subsidiaries Premix-Marbletite Manufacturing Co., DFH, Inc., and Just-Rite Supply, Inc., (collectively the “Company”), Michael Phelan, as assignee for Assignment for the Benefit of the Creditors of Just-Rite (the “Assignee”) and Wachovia Bank, N.A. (the “Lender”), executed a Second Amendment to Forbearance Agreement (the “Second Amendment”), an amendment to the Company’s Consolidating, Amended and Restated Financing Agreement dated as of January 28, 2000 (the “Line of Credit”).Under the Second Amendment, the Lender agreed to extend the Line of Credit from August 31, 2009 to September 30, 2009. The following summary is qualified in its entirety to the Second Amendment which is attached as Exhibit 10.1 hereto.

The Second Amendment to the Forbearance Agreement which extended the expiration date of the Line of Credit from August 31, 2009 to September 30, 2009 modified the Line of Credit principally as follows:

•

The Lender, in its sole and absolute discretion, may continue to make revolving loans under the Line of Credit without regard to the Company’s or Assignee’s compliance with the terms of the Line of Credit, or existence of any Event of Default.

•

Lender shall reduce the existing maximum credit of $500,000on each of September 4, 2009, September 11, 2009, September 18, 2009 and September 25, 2009, by $50,000 to $450,000, $400,000, $350,000 and $300,000 respectively.

•

The addition of a restrictive loan covenant to establish a borrowing availability reserve in the amount of 50% of any funds received from the Mississippi Department of Transportation.

As of the close of business on August 28, 2009, the Company and the Assignee had a combined outstanding balance of approximately $400,000 under the Line of Credit. Excess availability for borrowings under the Line of Credit at August 28, 2009 was $100,000, after giving effect to the maximum credit of $500,000 at that date.

Item 2.04

Triggering Events that Accelerate of Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On or about July 9, 2009, and thereafter, the Lender orally advised the Company and the Assignee that they were not in compliance with the borrowing formulas and certain reporting requirements under the Forbearance Agreement and continued funding the Line of Credit in accordance with the terms of the Forbearance Agreement. The Lender thereafter required the Company to enter into the First Amendment to the Forbearance Amendment as of August 7, 2009, which was further amended by Second Amendment as described in Item 1.01 above.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Second Amendment to Forbearance Agreement dated August 28, 2009 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc., Michael Phelan, as assignee for the benefit of the creditors of Just-Rite and Wachovia Bank, N.A.

99.1	Imperial Industries, Inc. press release dated September 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

By:	/s/ Howard L. Ehler, Jr.
Howard L. Ehler, Jr. Principal Executive Officer/ Chief Operating Officer

Date:  September 2, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Second Amendment to Forbearance Agreement dated August 28, 2009 by and between Imperial Industries, Inc., Premix-Marbletite Manufacturing Co., DFH, Inc., Just-Rite Supply, Inc., Michael Phelan, as assignee for the benefit of the creditors of Just-Rite and Wachovia Bank, N.A.

99.1	Imperial Industries, Inc. press release dated September 2, 2009